STATE OF MISSOURI ST LOUIS COUNTY

POWER OF ATTORNEY

NOTICE IS HEREBY GIVEN THAT, Igor Volshteyn, an executive of CCUR Holdings, Inc., a Delaware corporation ("the Company"), does hereby appoint each of Warren Sutherland, Heather Asher and Amanda Masters, signing singly, as his attorney in fact and agent to act for him and in his name for the limited purposes authorized herein.

In connection with the preparation and filing with the Securities and Exchange Commission ("SEC") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), of all reports, forms and amendments to such reports and forms required to be filed thereunder with regard to his stock ownership in the Company, including the Form 3 Initial Statement of Beneficial Ownership, the Form 4 Statement of Changes in Beneficial Ownership of Securities and the Form 5 Annual Statement of Changes in Beneficial Ownership, and any other form adopted from time to time by the SEC pursuant to Section 16(a).

Such attorney in fact and agent is also hereby granted full power and authority, on behalf of and in the name, place and stead of the undersigned, to execute and deliver all such reports, forms and amendments to such reports and forms, and to execute and deliver any and all such other documents, and take such further action as he deems appropriate. The powers and authorities granted herein to such attorney in fact and agent also includes the full right, power and authority to effect necessary or appropriate substitutions or revocations.

Further, the undersigned hereby ratifies, confirms, and adopts, as his own act and deed, all action lawfully taken by such attorney in fact and agent, pursuant to the power and authorities herein granted.

This Power of Attorney shall remain in full force and effect until the first to occur of: (1) the undersigned is no longer a director of the Company; (2) any attorney in fact is no longer employed by the Company, but only with respect to that attorney in fact; or (3) revocation is delivered in writing by the undersigned to the foregoing attorneys in fact.

IN WITNESS WHEREOF the under signed has executed this Power of Attorney on this 12th day of June, 2020.

BY: /s/ Igor Volshteyn

Igor Volshteyn

Subscribed and sworn to before me this 12th day of June, 2020.

Amanda Burton

Notary Public

Commission Expires 8-7-23

SEAL